   As filed with the Securities and Exchange Commission on September 27, 1996
                                                      Registration No. 333-_____

- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ROCKSHOX, INC.
                             ----------------------
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                         77-039655
- ---------------------------------          ------------------------------------
(State or Other Jurisdiction               (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                               401 CHARCOT AVENUE
                           SAN JOSE, CALIFORNIA  95131
                    ----------------------------------------
                    (Address of Principal Executive Offices)


         AMENDED AND RESTATED RSx HOLDINGS, INC. 1996 STOCK OPTION PLAN
         --------------------------------------------------------------
                            (Full Title of the Plan)

                                 STEPHEN SIMONS
                                    PRESIDENT
                                 ROCKSHOX, INC.
                               401 CHARCOT AVENUE
                           SAN JOSE, CALIFORNIA  95131
                                 (408) 435-7469
- --------------------------------------------------------------------------------
          (Name and Address and Telephone Number, Including Area Code,
                              of Agent for Service)
                                    Copy to:
                            MICHAEL A. WORONOFF, ESQ.
                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                       300 SOUTH GRAND AVENUE, SUITE 3400
                          LOS ANGELES, CALIFORNIA 90071
                                 (213) 687-5000

                         CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES      AMOUNT TO BE   PROPOSED MAXIMUM OF-          PROPOSED MAXIMUM                   AMOUNT OF
TO BE REGISTERED         REGISTERED     FERING PRICE PER SHARE(1)(2)  AGGREGATE OFFERING PRICE(2)        REGISTRATION FEE(3)
- -----------------------------------------------------------------------------------------------------------------------------
COMMON STOCK,
PAR VALUE $0.01          979,020
PER SHARE                SHARES(4)(5)   $15.00                        $14,685,300                        $5,064
- -----------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457 (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the initial public offering price per share of Common Stock of ROCKSHOX, INC. ("Common Stock").

(2)  Estimated for the purpose of calculating the registration fee.

(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: one-twenty-ninth (1/29) of one percent of the Proposed Maximum Aggregate Offering Price of the shares registered hereby.

(4) Plus additional shares of Common Stock as may be issuable pursuant to the antidilution provisions of the above-referenced plans.

(5) The number of shares being registered represents the number of shares that may be sold pursuant to the above-referenced plans during the remainder of 1996 and subsequent years until a new Registration Statement becomes effective.


                                  Page 1 of __

                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-8

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          Incorporated by reference in this Registration Statement are the following documents filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Registrant's Prospectus filed with the Commission under Rule 424(b) under the Securities Act of 1933, as amended, on September 27, 1996; and

          (b) The description of the Registrant's common stock, par value $.01 per share, set forth in the section entitled "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1, filed with the Commission on July 12, 1996 (File No. 333-8069), including any amendment or report filed for the purpose of updating such information.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


                                  Page 2 of __

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any action, suit or proceeding to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, so long as they had no reasonable cause to believe their conduct was unlawful. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Certificate of Incorporation of the Registrant and Bylaws of the Registrant provide for indemnification of present and former directors and officers of the Registrant and persons serving as directors, officers, employees or agents of other corporations or entities at the request of the Registrant, each to the fullest extent permitted by the DGCL.

          Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL, or (iv) for any transactions from which the director derived an improper personal benefit. The Certificate of Incorporation of the Registrant contains such a provision.

          The Registrant intends to obtain insurance for the protection of its directors and officers against claims asserted against them in their official capacities. The Registrant also intends to enter into indemnification agreements with certain of its directors and officers providing for the foregoing.

          The preceding discussion of the Certificate of Incorporation of the Registrant the Bylaws of the Registrant and the DGCL is not intended to be exhaustive and is qualified in its entirety by reference to the complete texts of the Certificate of Incorporation of the Registrant and the Bylaws of the Registrant and to the DGCL.


     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.


                                  Page 3 of __

     Not applicable.


     ITEM 8.   EXHIBITS.

     Exhibit No.    Description
     -----------    -----------
          4.1       Form of Amended and Restated Certificate of
                    Incorporation of the Registration (incorporated by reference to Exhibit 3.1 to the Registrant's Registration
                    Statement on Form S-1 (File No. 333-8069)).

          4.2 Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1
                    (File No. 333-8069)).

          4.3 Specimen of common stock certificate of the Registrant (incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-1 (File No. 333-8069)).

          5.        Opinion of Skadden, Arps, Slate, Meagher & Flom.

          23.1      Consent of Coopers & Lybrand L.L.P.

          23.2 Consent of Skadden, Arps, Slate, Meagher & Flom (included in their opinion filed as Exhibit 5).

          24.1 Power of Attorney (included on the signature page of this Registration Statement).

     ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration


                                  Page 4 of __
                    statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs
                    (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  Page 5 of __

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 27th day of September, 1996.

                                   ROCKSHOX, INC.



                                   By: /s/ Charles E. Noreen Jr.
                                      -----------------------------------------
                                        Charles E. Noreen Jr.
                                        Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Charles E. Noreen, Jr. and Adam E. Max and each acting alone, with full power of substitution, to file one or more amendments, including post-effective amendments, to this registration statement, which amendments may make such changes as Charles E. Noreen, Jr. and Adam E. Max and each acting alone, deems appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints Charles
E. Noreen, Jr. and Adam E. Max and each acting alone, with full power of substitution, as Attorney-in-Fact to execute his name and on his behalf to file any such amendments to this registration statement.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                           TITLE                             DATE
     ---------                           -----                             ----
/s/ John W. Jordan II              Chairman of the Board
- -------------------------          of Directors                            September 27, 1996
John W. Jordan II

/s/ Stephen W. Simons              President (Chief
- -------------------------          Executive Officer)                      September 27, 1996
Stephen W. Simons

/s/ Charles E. Noreen Jr.          Chief Financial
- -------------------------          Officer (principal
Charles E. Noreen Jr.              accounting officer)                     September 27, 1996

/s/ Paul Turner                    Vice President of
- -------------------------          Advanced Research                       September 27, 1996
Paul Turner                        and Director

/s/ Adam E. Max                    Director and
- -------------------------          Vice President                          September 27, 1996
Adam E. Max


                                  Page 6 of __

                                INDEX TO EXHIBITS

Exhibit No.    Description                                              Page No.
- -----------    -----------                                              --------
  4.1          Form of Amended and Restated Certificate of
               Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's
               Registration Statement on Form S-1 (File No.
               333- 8069)).

  4.2          Form of Amended and Restated Bylaws of the
               Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-8069)).

  4.3 Specimen of common stock certificate of the Registrant (incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-1
               (File No. 333-8069)).

  5.           Opinion of Skadden, Arps, Slate, Meagher & Flom.

 23.1          Consent of Coopers & Lybrand L.L.P.

 23.2          Consent of Skadden, Arps, Slate, Meagher & Flom
               (included in their opinion filed as Exhibit 5).

 24.1 Power of Attorney (included on the signature page of this Registration Statement).



                                  Page 7 of __